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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1 of our report dated January 29, 2002, except as to information in
Note 12 for which the date is March 19, 2002 relating to the financial statements of ViaCell, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 20, 2002